Consent of Independent Registered Public Accounting Firm

We consent to references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust III and to the use of our report dated November 27, 2015, relating to our audit of the financial statements and financial highlights of Persimmon Long/Short Fund, a series of Northern Lights Fund Trust III. Such financial statements and financial highlights appear in the September 30, 2015 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania

January 28, 2016